EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of USURF America, Inc. on Form SB-2 of our report dated February 23, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/S/ Louis B. Fox

Monsey, New York
December 23, 2004